EXHIBIT 21

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES
March 4, 2004

Ben Holt Company
Bibb and Associates, Inc.
Bighorn Walnut, LLC
CMF Leasing Co.
Construcciones Kiewit, S.A. de C.V.
Construction Kiewit Cie
Constructora Kiewit, C.A.
GBV-Texas, L.P.
GIC Industrial, Inc.
GMF 1 L.L.C.
GSC Atlanta, Inc.
GSC Contracting, Inc.
General Construction Company
Gilbert/CBE Indonesia L.L.C.
Gilbert Central Corp.
Gilbert Frontier, Inc.
Gilbert/Healy, L.P.
Gilbert Industrial Corporation
Gilbert Industrial Texas, L.P.
Gilbert Marine L.L.C.
Gilbert Network Services, L.P.
Gilbert Southern Corp.
Gilbert Texas Corp.
Gilbert Texas Construction, L.P.
Gilbert Western Corp.
Global Surety & Insurance Co.
Guernsey Construction Company
Gulf Marine Fabricators, Inc.
KB Leasing Company
KFM Leasing Company
K-G Leasing Company
K-G-W Leasing Company
KP Leasing Company
KT Developers, LLC
KT Mining, LP
KiEnergy, Inc.
Kiewit Alabama Mining Company
Kiewit Canada Group Inc.
Kiewit Construction Company
Kiewit Construction Group Inc.
Kiewit Constructors Inc.
Kiewit Development Company
Kiewit Energy Holdings Inc.
Kiewit Engineering Co.
Kiewit Engineering Canada Co.
Kiewit Finance Group Inc.
Kiewit Hydropower Investors Inc.
Kiewit Industrial Co.
Kiewit Industrial Canada Co.
Kiewit International Inc.
Kiewit International Services Inc.
Kiewit Investment Holdings Inc.
Kiewit Management Co.
Kiewit Mazon Constructores, S.A. de C.V.
Kiewit McNair Creek Investors Corp.
Kiewit Mining Acquisition Company
Kiewit Mining Group Inc.
Kiewit Mining Properties Inc.
Kiewit Mining Services Inc.
Kiewit Network Services Co.
Kiewit Offshore Services, Ltd.
Kiewit Pacific Co.
Kiewit Venezuela Inc.
Kiewit Western Co.
Lac De Gras Excavation Inc.
Les Enterprises Kiewit Ltee
MECC Rail Mexicana, S.A. de C.V.
Mass. Electric Construction Co.
Mass. Electric Construction Venezuela, S.A.
Mass. Electric International, Inc.
Midwest Agencies, Inc.
PT Kiewit International
Peter Kiewit Sons Co.
Seaworks, Inc.
Servitec de Sonora, S.A. de C.V.
Twin Mountain Construction II Company
V. K. Mason Construction Co.
Walnut Creek Mining Company